SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 13, 2005
Agere Systems Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-16397	22-3746606
(Commission File Number)	(IRS Employer Identification No.)

1110 American Parkway NE	18109
Allentown, Pennsylvania	(Zip Code)
(Address of principal executive offices)
(610) 712-1000
(Registrant’s Telephone Number)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10: AGREEMENT OF SALE

Item 1.01 Entry into a Material Definitive Agreement.
     On September 13, 2005, we entered into an agreement with AG Semi-Conductor Limited, Maxim/Dallas Direct, Inc. and Texas Instruments Incorporated pursuant to which we agreed to sell substantially all of the semiconductor manufacturing equipment in our Orlando facility for an aggregate of $89 million. We have received substantially all of the proceeds of the sale and title to substantially all of the equipment has passed to the buyers.
     We retain the right to use the equipment, and will be responsible for maintaining the equipment, until we discontinue manufacturing operations at the facility later this month. After we discontinue manufacturing operations, we will decontaminate and disconnect the equipment, after which the buyers will be able to remove the equipment from the facility. We expect to receive the remainder of the sale price no later than the time the last piece of equipment is made available for removal.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10	Agreement of Sale

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGERE SYSTEMS INC.

Date: September 19, 2005	By:	/s/ Peter Kelly

Name: Peter Kelly
Title: Executive Vice President and
Chief Financial Officer